Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
PRGX Global, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 16, 2011, relating to the consolidated financial statements and schedule of PRGX Global, Inc. and the effectiveness of PRGX Global, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
BDO USA, LLP
Atlanta, Georgia
May 12, 2011